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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2002, except as to Note 10 for which the date is September 30, 2002, relating to the combined financial statements of the Upstream Subsidiaries of Plains Resources Inc., which appear in Amendment No. 3 to Plains Exploration & Production Company's information statement on Form 10 (File No. 001-31470) filed on December 6, 2002.

/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP

Houston, Texas
January 21, 2003



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